Filed Pursuant To Rule 433

Registration No. 333-275079

November 16, 2023

X/Twitter Post:

Live Address: https://twitter.com/Grayscale/status/1725255665227276455

Text: Our brand-new Train ads have made their way to the World Trade Center. Get ready to embark on a journey with $GBTC. Bitcoin investing begins here: https://bit.ly/46lPbxf

Link: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

1 Newark
3 min
Symbol
GBTC
Grayscale Bitcoin Trust
GRAYSCALE
Bitcoin investing begins here
Grayscale Bitcoin Trust (GBTC) (the "Trust") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.
Grayscale Investments, LLC is a digital currency asset manager. An investment in the Grayscale Bitcoin Trust ("GBTC") is a speculative investment that involves a high degree of risk, including a partial or total loss of invested funds. This is not an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal, nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. GBTC is not suitable for any investor that cannot afford loss of the entire investment. The shares of GBTC are intended to reflect the price of the digital asset(s) held by GBTC (based on digital asset(s) per share), less GBTC's expenses and other liabilities. To date, GBTC has not met its investment objective and the Shares of GBTC quoted on OTC Markets have not reflected the value of digital assets held by GBTC, less such GBTC's expenses and other liabilities, but instead has traded at both premiums and discounts to such value, which at times have been substantial. Go to our website Grayscale.com, the OTC Markets website or SEC's website for each GBTC's annual report, which includes investment objectives, risks, fees and expenses. Read these materials carefully before investing. GBTC is distributed by Grayscale Securities, LLC. (Member FINRA/SIPC).
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WORLD TRADE
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Symbol
GBTC
Grayscale Bitcoin Trust
GRAYSCALE
Bitcoin investing begins here
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Now boarding:
Investors in the world's largest Bitcoin fund
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Hoboken 14
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Grayscale Bitcoin Trust
GRAYSCALE
Bitcoin investing begins here
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PORT AUTHORITY
TRANS-HUDSON
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WORLD TRADE CENTER
1 Hoboken 6 min
2 Hoboken 16 min
Symbol
GBTC
Grayscale Bitcoin Trust
GRAYSCALE
Bitcoin investing
begins here
Intersection

Now boarding: Investors in the world’s largest Bitcoin fund

Symbol GBTC

Grayscale Bitcoin Trust

Bitcoin investing begins here

LinkedIn Post:

Live Address: https://www.linkedin.com/feed/update/urn:li:ugcPost:7131021374684311552/

Text: Our brand-new Train ads have made their way to the World Trade Center. Get ready to embark on a journey with #GBTC. Bitcoin investing begins here: https://bit.ly/46lPbxf

Link: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

Now boarding: Investors in the world’s largest Bitcoin fund

Facebook Post:

Live Address: https://www.facebook.com/460971306029932/posts/838674701592922

Text: Our brand-new Train ads have made their way to the World Trade Center. Get ready to embark on a journey with #GBTC. Bitcoin investing begins here: https://bit.ly/46lPbxf

Link: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

Instagram:

Live Address: https://www.instagram.com/p/CzuJSXoPRch/?igshid=MzRlODBiNWFlZA==

Text: Our brand-new Train ads are making waves at the World Trade Center. Get ready to embark on a journey with $GBTC. Bitcoin investing begins here: https://bit.ly/46lPbxf

Link: https://www.grayscale.com/crypto-products/grayscale-bitcoin-trust

Newark
3
min
Symbol
GBTC
Grayscale Bitcoin Trust
GRAYSCALE
Bitcoin investing begins here
Intersection

WORLD TRADE
Newark 7
Newark 12
Symbol
GBTC
Grayscale Bitcoin Trust
GRAYSCALE
Bitcoin investing begins here
Now boarding:
Investors in the world's largest Bitcoin fund

WORLD TRADE CENTER
Hoboken 4
Hoboken 14
Symbol
GBTC
Grayscale Bitcoin Trust
GRAYSCALE
Bitcoin investing begins here
PORT AUTHORITY TRANS HUDSON
5820

WORLD TRADE CENTER
1 Hoboken 6 min
2 Hoboken 16 min
Symbol
GBTC
Grayscale Bitcoin Trust
GRAYSCALE
Bitcoin investing begins here
Intersection

Now boarding: Investors in the world’s largest Bitcoin fund

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.